UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 19, 2018

Date of Report (date of earliest event reported)

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1251 Waterfront Place, Suite 201 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 359-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2018, Limbach Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Limbach Facility Services LLC, a wholly-owned subsidiary of the Company (“Buyer”), LED Construction Services, Inc. (“Seller”), Peter J. Corogin (“Corogin”), Stephen E. Dunbar (“Dunbar” and, together with Corogin, the “Stockholders”), and Dunbar Mechanical, Inc. (“DMI”). Pursuant to the terms of the Stock Purchase Agreement, Buyer will acquire from the Seller all of the issued and outstanding capital stock of DMI, resulting in DMI becoming an indirect wholly owned subsidiary of the Company.

The aggregate consideration to be paid by the Company to the Seller will be approximately $20.2 million, comprised of (a) approximately $12.6 million in cash, subject to a customary purchase price adjustment mechanism based on adjusted working capital at closing, (b) 402,259 shares of the Company’s common stock, par value $0.0001 per share (“Company Shares”) (valued at $9.94 per share based on the average closing price over the 30-day period prior to the date of signing), and (c) a subordinated promissory note of the Buyer in the principal amount of $3.6 million, bearing interest at 6% per annum and payable on the second anniversary of the closing date.

Consummation of the transaction contemplated by the Stock Purchase Agreement is subject to customary conditions of the respective parties, including receipt of consents of applicable third parties and governmental authorities and the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Stock Purchase Agreement. In addition, consummation of the transactions contemplated by the Stock Purchase Agreement is subject to other closing conditions, including, among others: (i) that there has been no material adverse effect on DMI’s business or any event that could reasonably be expected to result in such a material adverse effect; and (ii) that the Buyer shall have received financing to pay the purchase price and consummate the transactions contemplated by the Stock Purchase Agreement on terms satisfactory to the Buyer in its sole discretion.

The Stock Purchase Agreement contains customary representations, warranties, agreements and other obligations of the Seller, the Stockholders, the Company and the Buyer. The Seller and the Stockholders, on the one hand, and the Company and the Buyer, on the other hand, have generally agreed to indemnify each other for breaches of the representations and warranties contained in the Stock Purchase Agreement, subject to certain survival period limitations, deductibles and caps.

The Stock Purchase Agreement may be terminated under certain limited circumstances at any time prior to the closing. If the Stock Purchase Agreement is terminated pursuant to the provisions of the Stock Purchase Agreement, all further obligations of the parties thereunder will terminate without any liability of any party thereto, other than any obligation or liability arising from any prior willful breach by such party.

A copy of the Stock Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference thereto. The Stock Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants of the Seller and Stockholders in the Stock Purchase Agreement are also modified in important part by the underlying disclosure letter which is not filed publicly and which is subject to a contractual standard of materiality different from that generally applicable to stockholders and was used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letter contains information that is material to an investment decision.

Item 3.02	Unregistered Shares of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Company Shares that are to be issued in connection with the Stock Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the execution of the Stock Purchase Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

In addition, on September 20, 2018 and September 21, 2018, representatives of the Company will participate in D.A Davidson’s 17th Annual Diversified Industrials and Services Conference. The presentation attached hereto as Exhibit 99.2 will be used at the conference as well as during meetings with investors and potential investors beginning on September 20, 2018.

The information in Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1*	Stock Purchase Agreement, dated as of September 19, 2018, by and among Dunbar Mechanical, Inc., Peter J. Corogin, Stephen E. Dunbar, LED Construction Services, Inc., Limbach Holdings, Inc., and Limbach Facility Services LLC.
99.1	Press Release dated September 19, 2018.
99.2	Investor Presentation

*	The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2018	LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Chief Financial Officer